FORM OF ANNUAL BACK-UP CERTIFICATION
Re: The Pooling And Servicing Agreement, dated as of September 1, 2006
(the "Agreement"), by and among J.P. Morgan Acceptance Corporation I, as depositor (the "Depositor"), HSBC Bank USA, National Association, as trustee
(the "Trustee") and U.S. Bank National Association, in its dual capacities as master servicer (the "Master Servicer") and securities administrator.
I, Bryan Calder, the Executive Vice President of U.S. Bank National Association,
certify to the Depositor, the Master Servicer, the Securities Administrator, and
their officers, with the knowledge and intent that they will rely upon this certification, that:
(1)
I have reviewed (i) the servicer compliance statement of the Company provided in accordance with Section 11.05 of the Pooling and Servicing Agreement (the "Compliance
Statement"), (ii) the report on assessment of the Company's compliance with the servicing criteria provided in accordance with Section 11.06 of the Pooling and Servicing
Agreement, (iii) the registered public accounting firm's attestation report provided in accordance with Section 11.07 of the Pooling and Servicing Agreement (the "Attestation
Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Securities Administrator pursuant to the Agreement (collectively, the "Company Servicing Information");
(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;
(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Securities
Administrator;
(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the
Compliance Statement, the Servicing Assessment or the Attestation Report, the Company
has fulfilled its obligations under the Agreement in all material respects; and
(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the
Agreement, have been provided to Securities Administrator. Any material instances of noncompliance described in such reports have been disclosed to Securities Administrator.
Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.
Exhibit 31
2
By:
/s/: Bryan Calder
Name: Bryan Calder
Title : Executive Vice President
Date: 3/30/2007